Exhibit 99.1
Keros Therapeutics Reports Recent Business Highlights and Third Quarter 2024 Financial Results

LEXINGTON, Mass., November 6, 2024 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today provided a business update and reported financial results for the quarter ended September 30, 2024.

“This continues to be a year of clinical execution for Keros. In the third quarter, we completed enrollment ahead of schedule in our Phase 2 TROPOS trial of cibotercept (KER-012) in patients with pulmonary arterial hypertension,” said Jasbir S. Seehra, Ph.D., Chair and Chief Executive Officer. “This has set the stage for upcoming clinical data updates from our three clinical assets, which are expected over the next nine months.”

Recent Corporate Highlights

•Executive leadership update: In October 2024, the Company announced that Yung H. Chyung, M.D., has been appointed to serve as the Company’s Chief Medical Officer, effective as of November 1, 2024.
•Cash position strengthened: The Company has utilized its existing at-the-market offering (“ATM”) to sell additional shares of common stock, which strengthened its cash position. The Company expects that its cash and cash equivalents as of September 30, 2024, together with the net proceeds from the ATM through October 31, 2024, will enable the Company to fund its planned operating expenses and capital expenditure requirements into the third quarter of 2027.

Third Quarter 2024 Financial Results

Keros reported a net loss of $53.0 million in the third quarter of 2024 as compared to a net loss of $39.4 million in the third quarter of 2023. The increase of $13.5 million for the third quarter was largely due to increased research and development efforts as well as additional investments to support the achievement of Keros’ clinical and corporate goals.

Research and development expenses were $49.2 million for the third quarter of 2024 as compared to $34.1 million for the same period in 2023. The increase of $15.1 million was primarily due to additional research and development efforts, manufacturing activities and personnel expenses to support the advancement of Keros’ pipeline.

General and administrative expenses were $9.8 million for the third quarter of 2024 as compared to $9.1 million for the same period in 2023. The increase of $0.7 million was primarily due to increase in personnel expenses and other external expenses to support Keros’ organizational growth.

Keros’ cash and cash equivalents as of September 30, 2024 was $530.7 million compared to $331.1 million as of December 31, 2023. Keros expects that its cash and cash equivalents as of September 30, 2024, together with the net proceeds from the ATM through October 31, 2024, will enable Keros to fund its operating expenses and capital expenditure requirements into the third quarter of 2027.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. We are a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, we have discovered and are developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, elritercept (KER-050), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ second product candidate, cibotercept (KER-012), is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders. Keros’ third product candidate, KER-065, is being developed for the treatment of obesity and for the treatment of neuromuscular diseases.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “enable,” “expects” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and the design, objectives and timing of its clinical trials and data readouts for elritercept, cibotercept and KER-065; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, elritercept, cibotercept and KER-065; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2024, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Justin Frantz
jfrantz@kerostx.com
617-221-6042

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
REVENUE:
Service and other revenue	388	8	508	8
Total revenue	388	8	508	8
OPERATING EXPENSES:
Research and development	(49,225)	(34,140)	(127,998)	(97,765)
General and administrative	(9,820)	(9,148)	(30,089)	(25,729)
Total operating expenses	(59,045)	(43,288)	(158,087)	(123,494)
LOSS FROM OPERATIONS	(58,657)	(43,280)	(157,579)	(123,486)
OTHER INCOME (EXPENSE), NET
Dividend income	5,793	3,907	16,977	10,999
Other expense, net	(92)	(67)	(725)	(262)
Total other income, net	5,701	3,840	16,252	10,737
Net loss	$(52,956)	$(39,440)	$(141,327)	$(112,749)
Net loss attributable to common stockholders—basic and diluted	$(52,956)	$(39,440)	$(141,327)	$(112,749)
Net loss per share attributable to common stockholders—basic and diluted	$(1.41)	$(1.33)	$(3.88)	$(3.86)
Weighted-average common stock outstanding—basic and diluted	37,590,727	29,668,247	36,463,906	29,218,143

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	SEPTEMBER 30, 2024	DECEMBER 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	530,684	331,147
Accounts receivable	388	143
Prepaid expenses and other current assets	20,974	16,003
Total current assets	552,046	347,293
Operating lease right-of-use assets	19,823	15,334
Property and equipment, net	4,366	4,134
Restricted cash	1,449	1,212
Other long-term assets	1,587	2,052
TOTAL ASSETS	579,271	370,025
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	4,981	5,450
Current portion of operating lease liabilities	1,857	1,005
Accrued expenses and other current liabilities	22,169	17,918
Total current liabilities	29,007	24,373
Operating lease liabilities, net of current portion	17,429	13,439
Total liabilities	46,436	37,812
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized as of September 30, 2024 and December 31, 2023; no shares issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 39,258,476 and 31,841,084 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	4	3
Additional paid-in capital	1,055,584	713,636
Accumulated deficit	(522,753)	(381,426)
Total stockholders' equity	532,835	332,213
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	579,271	370,025